Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Agenus Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-93668, 333-91556, 333-125995, 333-160006, 333-47178, 333-63069, 333-67598, 333-83291, 333-91542, 333-143753, 333-151716, 333-160005, 333-108013, 333-134472, 333-151715, 333-160007, 333- 167528, 333-174919, 333-167526, 333-174918, 333-182218, 333-189424, 333-197907 and 333-193333) on Form S-8 and (No. 333-209694) on Form S-3 of Incyte Corporation of our report dated March 15, 2016, with respect to the consolidated balance sheets of Agenus Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2015, which report appears in Exhibit 99.1 to the December 31, 2015 Annual Report on Form 10-K, as amended by Form 10-K/A, of Incyte Corporation.

/s/ KPMG LLP

Boston, Massachusetts
March 15, 2016